EX-21
                      SUBSIDIARIES OF THE REGISTRANT

                      SUBSIDIARIES OF THE REGISTRANT

Goshen Energy, Inc., a Nevada corporation

The Millionaire Lifestyle Group, LLC, a Missouri limited liability company

Nitty Gritty LLC, a Missouri limited liability company

City Beauty Systems, LLC, a Missouri limited liability company

City Juice Systems KS, LLC, a Kansas limited liability company

City Laundry Services, LLC, a Missouri limited liability company

City Capital Petroleum, LLC, a New York limited liability company

NYC Liquidation Group, LLC, a New York limited liability company